2 855 525
                                                            Customer /illegible/

Directly Enforceable Minimum Guarantee
For Securing all Claims under the Banking Relationship

Name(s)/Company and Address(es) of the Guarantor(s)

I.A.T. AG
Aarestra e 17
CH - 5300 Vogelsang-Turgi

For all existing, future, and qualified claims inuring to Bremer Bank, a branch of Dresdner Bank Aktiengesellschaft, and all other domestic and foreign branches of Dresdner Bank Aktiengesellschaft, hereinafter referred to as the "Bank," under this Banking relationship against

Primary Obligor - Name(s) and Address(es):

I.A.T. Deutschland GmbH
Interactive Media Systems
Fahrenheitstra e 9
28359 Bremen

-- if there are several primary obligors, also against each one of them individually --

I/we hereby assume the Directly Enforceable Guarantee up to a maximum amount of

                                  125,000.00 DM

in words: one hundred twenty five thousand Deutsche Mark.

In addition, the following provisions shall apply to this guarantee; I/we am/are jointly referred to as "guarantor" therein:


1.    Scope of the Guarantee

The guarantor shall be liable under this guarantee only up to the maximum amount set forth above, even in cases if the guarantor assumes the guarantee for several primary obligors.


2.    Continuation of the Guarantee

The guarantee shall remain in effect beyond any termination of the Banking relationship until any and all claims of the Bank secured by this guarantee have been satisfied in their entirety; in


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particular, the guarantee shall not expire if the primary obligor temporarily repays the claims secured hereunder.


3.    Enforcing the Guarantee, Objection (Refusal of Performance)

(1) If the claims of the Bank that are secured by this guarantee are due and payable, and if the primary obligor does not satisfy these claims, the Bank may enforce the guarantee against the guarantor who, under the guarantor of a directly enforceable guarantee, shall undertake to pay the Bank upon demand. The Bank does not have the obligation to first seek recourse before the courts against the primary obligor or to sell the collateral provided to it.

(2) The guarantor's obligation to pay shall also apply if the primary obligor has the right to challenge the transaction underlying the debt (waiver of the guarantor's right to challenge the principal debt pursuant to ss. 770 para 1 BGB [Burgerliches Gesetzbuch - German Civil Code]). Furthermore, the guarantor shall not have the right to assert that the Bank could satisfy its claims by offsetting them against a claim of the primary obligor that is due (waiver of the guarantor's right to demand the offsetting of claims pursuant to ss. 770 para 2 BGB).


4.    Transfer of Collateral

(1) Until the debt secured by this guarantee has been discharged in full, the guarantor shall not have the right to demand transfer of collateral created for the Bank for the purpose of securing the guaranteed claims.

(2) To the extent that collateral is transferred to the guarantor by law (e.g. rights of lien), the statutory provisions shall apply. If the Bank's claims exceed the maximum amount set forth above, and if the collateral being transferred to the guarantor by law also serve to secure the unsecured portion of the Bank's claims, the Bank's right to satisfy its claims shall have priority relative to the guarantor.

(3) If the guarantor has fully discharged the debt secured hereunder, and if the Bank must release the collateral pursuant to the collateral agreements, the Bank shall transfer the collateral created for it by the primary obligor -- if necessary, on a pro-rated basis -- to the guarantor; the Bank shall transfer collateral created by third parties to the respective guarantor unless stipulated otherwise with that guarantor.



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(4)   Any and all claims of the guarantor against other guarantors for settlement and transfer of the collateral shall not be affected by the foregoing provisions.


5.    Application of Payments Received

To the extent that payment provisions do not stipulate otherwise, the Bank may apply any and all proceeds from the sale of the collateral created for the Bank by the primary obligor or by a third party first to those claims that are secured by the collateral but are not subject to this guarantee and/or to that portion of its claims that exceeds the maximum amount secured hereunder. This shall also apply to guarantees created by the guarantor for the purpose of additionally securing the claims against the primary obligor, unless these were designed to support the guarantee. Likewise, the Bank may apply any and all payments made by the primary obligor or on account of the latter in accordance with its priority ranking to its claims that are not secured, in whole or in part, under this guarantee.


6.    Liability of Several Guarantors

(1) If several guarantors are securing the same debt of the primary obligor pursuant to separate guarantee agreements, each individual guarantor shall be liable -- vis-a-vis the Bank to the exclusion of any joint and several liability -- for the entire guarantee assumed by the respective guarantor until all claims of the Bank secured by the respective guarantor have been satisfied, irrespective of any and all payments made hereunder by another guarantor.

(2) If several guarantors assume the guarantee under this guarantee agreement, they shall be jointly and severally liable to the Bank. This means that the Bank may claim the maximum amount set forth above from each individual guarantor, in whole or in part; however, overall, the Bank's claims may not exceed said maximum amount.

(3) Compensatory claims of the guarantor called to liability hereunder against the other guarantors shall not be affected by the foregoing provision.


7.    Additional Guarantees

The guarantee shall apply in addition to any and all other guarantees provided by the guarantor.



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8.    Deferment and Release of Collateral

The guarantor shall not be released of its liability under this guarantee if the Bank grants a deferment to the primary obligor, releases other guarantors from their liability, or releases other collateral, in particular, if the Bank permits dispositions of items subject to the Bank's right of lien and if this occurs in connection with the due execution and settlement of the Bank's relationship with the primary obligor or for the purposes of safeguarding justified interests of the primary obligor or the Bank. The guarantor shall also not be released from its liability if the Bank relinquishes collateral in order to satisfy an obligation to release collateral pursuant to other collateral agreements.


9.    Right of the Guarantor to Terminate the Guarantee

(1) The guarantor may terminate the guarantee in writing -- unless the guarantee is limited in duration -- at the end of one year from the time at which it provided the guarantee. The termination shall be effective subject to a period of three months upon receipt of same by the Bank. The right to termination for important reasons shall not be affected thereby.

(2) The guarantor's liability shall remain in full force and effect once the termination becomes effective; however, it shall be limited to the secured claims existing at the time the termination became effective. The provisions of this guarantee shall remain in effect until the secured debts of the primary obligor have been repaid in full. Unless stipulated otherwise under repayment provisions, any and all payments, of whatever kind and nature, that are received on account of the primary obligor after the termination has become effective shall be credited first to the Bank's unsecured claims and/or to that portion of the Bank's claims that are not secured hereunder at the time the guarantee is terminated. Any and all additional payments shall reduce the secured debt.

(3) Until the termination becomes effective, the primary obligor may avail itself of loans promised before the termination was received.

(4) Once the termination is in full force and effect, the guarantor shall also be liable for those claims of the Bank against the primary obligor arising from the fact that the Bank has entered into an obligation, in the name of the primary obligor, vis-a-vis third parties -- e.g. by providing a guarantee or by guaranteeing payment -- to assume the liability for debts incurred by the primary obligor.




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10.   Release of the Collateral

(1) Upon satisfaction of the Bank's claims that are secured hereunder, the Bank shall release the guarantee.

(2) Upon request, the Bank shall undertake to release the guarantee, as well as other collateral provided to it (e.g. assigned receivables, mortgages), in whole or in part, at its discretion, to the respective guarantor before the Bank's claims secured under this guarantee have been satisfied in full if the realizable value of all collateral exceeds

                                      100 %

      of the Bank's secured claims at all times. If no percentage was entered above, and if no other agreements were made, a rate of 100% shall apply.

(3) The realizable value of the guarantee shall be determined on the basis of the guarantor's current asset and income situation at the time the release is requested.


11.   Notifications Regarding the Status of the Principal Debt

If need be, the guarantor shall obtain information as to the status of the principal debt from the primary obligor.


12.   Choice of Law

The laws of the Federal Republic of Germany shall apply to the guarantee relationship hereunder.

Turgi, 04/18/96                  /signature/
Place/Date                       Signature(s)/Company Stamp of the Guarantor(s)


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                          To be filled out by the Bank

The guarantor is / The guarantors are

[ ]   personally know to us

[ ]   provided the following identification:

      Date of Birth:             Place of Birth:

[ ]   registered in the trade registry of the Municipal Court in:
      on:                   in Section                          No.
      The representation right was verified on the basis of the excerpt of the trade registry: [ ] yes


[ ]   Executed in my presence by the guarantor(s) in the Bank's offices.


[ ] The guarantee was executed by the guarantor(s) outside of the Bank's offices.

            The information as to the revocation right pursuant to the "Hausturwiderrufsgesetz" [law regarding revocation of door-to-door and similar dealings] was

            [ ]   provided on:

            [ ]   mailed on:

            countersigned and is available. The revocation right ends on:

            [ ] The information as to the revocation right is not necessary because ...


[ ] Since the guarantee on the reverse was not submitted to us by the guarantor(s), it was confirmed to the guarantor(s) in writing, via registered mail, return receipt.

      The confirmation was given on:

      The return receipt(s) requested bearing the signature(s) of the guarantor(s) is/are available. The signature(s) was/were verified.

The guarantor has / The guarantors have received a copy of the guarantee.


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Date/Signature


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